Exhibit 99.2

DAWSON OPERATING COMPANY (FORMERLY KNOWN AS DAWSON GEOPHYSICAL COMPANY)

CONSOLIDATED BALANCE SHEETS

	December 31,	September 30,
	2014	2014
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$14,644,000	$22,753,000
Short-term investments	28,750,000	27,000,000
Accounts receivable, net of allowance for doubtful accounts of $250,000 at December 31, 2014 and September 30, 2014	37,133,000	39,995,000
Prepaid expenses and other assets	5,703,000	2,420,000
Current deferred tax asset	2,818,000	5,977,000
Total current assets	89,048,000	98,145,000
Property, plant and equipment	339,245,000	337,922,000
Less accumulated depreciation	(181,453,000)	(173,428,000)
Net property, plant and equipment	157,792,000	164,494,000
Total assets	$246,840,000	$262,639,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,849,000	$10,720,000
Accrued liabilities:
Payroll costs and other taxes	3,015,000	1,998,000
Other	3,158,000	4,097,000
Deferred revenue	1,752,000	801,000
Current maturities of notes payable and obligations under capital leases	6,018,000	6,752,000
Total current liabilities	19,792,000	24,368,000
Long-term liabilities:
Notes payable and obligations under capital leases less current maturities	4,209,000	4,933,000
Deferred tax liability	28,621,000	33,808,000
Total long-term liabilities	32,830,000	38,741,000
Commitments and contingencies
Stockholders’ equity:
Preferred stock-par value $1.00 per share; 5,000,000 shares authorized, none outstanding	—	—
Common stock-par value $.33 1/3 per share; 50,000,000 shares authorized, 8,077,580 and 8,065,233 shares issued and outstanding at December 31, 2014 and September 30, 2014, respectively	2,694,000	2,688,000
Additional paid-in capital	96,532,000	96,086,000
Retained earnings	95,336,000	100,973,000
Accumulated other comprehensive loss, net of tax	(344,000)	(217,000)
Total stockholders’ equity	194,218,000	199,530,000
Total liabilities and stockholders’ equity	$246,840,000	$262,639,000

See accompanying notes to the consolidated financial statements (unaudited).

DAWSON OPERATING COMPANY (FORMERLY KNOWN AS DAWSON GEOPHYSICAL COMPANY)

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(UNAUDITED)

	Three Months Ended December 31,
	2014	2013
Operating revenues	$50,802,000	$68,181,000
Operating costs:
Operating expenses	42,957,000	59,108,000
General and administrative	5,093,000	4,164,000
Depreciation	9,736,000	9,876,000
	57,786,000	73,148,000
Loss from operations	(6,984,000)	(4,967,000)
Other income (expense):
Interest income	20,000	17,000
Interest expense	(93,000)	(135,000)
Other income (expense)	154,000	(49,000)
Loss before income tax	(6,903,000)	(5,134,000)
Income tax benefit	1,912,000	2,237,000
Net loss	$(4,991,000)	$(2,897,000)
Other comprehensive loss:
Net unrealized loss on foreign exchange rate translation, net of tax	$(127,000)	$—
Comprehensive loss	$(5,118,000)	$(2,897,000)
Basic loss per share attributable to common stock	$(0.63)	$(0.36)
Diluted loss per share attributable to common stock	$(0.63)	$(0.36)
Cash dividend declared per share of common stock	$0.08	$—
Weighted average equivalent common shares outstanding	7,965,757	7,956,215
Weighted average equivalent common shares outstanding-assuming dilution	7,965,757	7,956,215

See accompanying notes to the consolidated financial statements (unaudited).

DAWSON OPERATING COMPANY (FORMERLY KNOWN AS DAWSON GEOPHYSICAL COMPANY)

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Three Months Ended December 31,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(4,991,000)	$(2,897,000)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	9,736,000	9,876,000
Noncash compensation	451,000	404,000
Deferred income tax benefit	(1,951,000)	(1,818,000)
Other	(613,000)	243,000
Change in current assets and liabilities:
Decrease (increase) in accounts receivable	2,862,000	(18,166,000)
Increase in prepaid expenses and other assets	(3,283,000)	(3,533,000)
Decrease in accounts payable	(4,923,000)	(4,327,000)
Increase (decrease) in accrued liabilities	78,000	(1,038,000)
Increase (decrease) in deferred revenue	951,000	(453,000)
Net cash used in operating activities	(1,683,000)	(21,709,000)

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures, net of noncash capital expenditures summarized below	(2,555,000)	(23,835,000)
Proceeds from maturity of short-term investments	7,750,000	8,000,000
Acquisition of short-term investments	(9,500,000)	(10,500,000)
Proceeds from disposal of assets	631,000	4,000
Net cash used in investing activities	(3,674,000)	(26,331,000)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from notes payable	—	10,000,000
Principal payments on notes payable	(1,783,000)	(2,313,000)
Principal payments on capital lease obligations	(288,000)	(206,000)
Proceeds from exercise of stock options	—	14,000
Dividends paid	(646,000)	—
Net cash (used in) provided by financing activities	(2,717,000)	7,495,000
Effect of exchange rate changes in cash and cash equivalents	(35,000)	—
Net decrease in cash and cash equivalents	(8,109,000)	(40,545,000)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	22,753,000	52,405,000

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$14,644,000	$11,860,000

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$93,000	$117,000
Cash received for income taxes	$18,000	$3,000

NONCASH INVESTING AND FINANCING ACTIVITIES:
Increase in accrued purchases of property and equipment	$52,000	$353,000
Capital lease obligations incurred	$651,000	$—

See accompanying notes to the consolidated financial statements (unaudited).

DAWSON OPERATING COMPANY (FORMERLY KNOWN AS DAWSON GEOPHYSICAL COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

1. ORGANIZATION AND NATURE OF OPERATIONS

Founded in 1952, Dawson Operating Company (formerly known as Dawson Geophysical Company) (the “Company” or “Legacy Dawson”) acquires and processes 2-D, 3-D and multi-component seismic data for its clients, ranging from major oil and gas companies to independent oil and gas operators as well as providers of multi-client data libraries.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

In the opinion of management of the Company, the accompanying unaudited financial statements reflect all adjustments, consisting only of normal recurring accruals, necessary for a fair statement of the results for the periods presented. The results of operations for the three months ended December 31, 2014 are not necessarily indicative of the results to be expected for the fiscal year.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted in this Form 10-Q report pursuant to certain rules and regulations of the Securities and Exchange Commission (the “SEC”). These financial statements should be read with the financial statements and notes included in Legacy Dawson’s Form 10-K for the fiscal year ended September 30, 2014.

As discussed more fully in Note 9, on February 11, 2015, Legacy Dawson completed the merger with a wholly-owned subsidiary (“Merger Sub”) of Dawson Geophysical Company (formerly known as TGC Industries, Inc.) (“Legacy TGC”), with Legacy Dawson continuing after the merger as the surviving entity and a wholly-owned subsidiary of Legacy TGC (the “Merger”).  In connection with the Merger, Legacy Dawson changed its fiscal year end from September 30 to December 31. As a result of the change in the Company’s fiscal year-end, the three month period ended December 31, 2014 is treated as a separate tax year. Therefore, income taxes for the three month period ended December 31, 2014 were computed using the actual tax rate. As a result, income taxes for the three month period ended December 31, 2014  as reported herein, and the related impact of such income taxes on the Company’s results of operations, differ from the income taxes and related results that were previously reported for the same period in the Form 10-Q filed by Legacy Dawson on February 6, 2015, which computed income taxes using the effective tax rate estimated to be applicable for the full fiscal year ending September 30, 2015. Income taxes for the three months ended December 31, 2013 were computed using the effective tax rate estimated to be applicable for the full fiscal year ended September 30, 2014.

Significant Accounting Policies

The preparation of the Company’s financial statements in conformity with generally accepted accounting principles requires that certain assumptions and estimates be made that affect the reported amounts of assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Because of the use of assumptions and estimates inherent in the reporting process, actual results could differ from those estimates.

Principles of Consolidation. The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, Dawson Seismic Services Holdings, Inc. and Dawson Seismic Services ULC. All significant intercompany balances and transactions have been eliminated in consolidation.

Cash Equivalents. The Company considers demand deposits, certificates of deposit, overnight investments, money market funds and all highly liquid debt instruments purchased with an initial maturity of three months or less to be cash equivalents.

Allowance for Doubtful Accounts. Management prepares its allowance for doubtful accounts receivable based on its review of past-due accounts, its past experience of historical write-offs and its current client base. While the collectability of outstanding client invoices is continually assessed, the inherent volatility of the energy industry’s business cycle can cause swift and unpredictable changes in the financial stability of the Company’s clients.

Property, Plant and Equipment. Property, plant and equipment is capitalized at historical cost and depreciated over the useful life of the asset. Management’s estimation of this useful life is based on circumstances that exist in the seismic industry and information available at the time of the purchase of the asset. As circumstances change and new information becomes available, these estimates could change.

Depreciation is computed using the straight-line method. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the balance sheet, and any resulting gain or loss is reflected in the results of operations for the period.

Impairment of Long-lived Assets. Long-lived assets are reviewed for impairment when triggering events occur that suggest deterioration in the assets’ recoverability or fair value. Recognition of an impairment charge is required if future expected undiscounted net cash flows are insufficient to recover the carrying value of the assets and the fair value of the assets is below the carrying value of the assets. Management’s forecast of future cash flows used to perform impairment analysis includes estimates of future revenues and expenses based on the Company’s anticipated future results while considering anticipated future oil and natural gas prices, which is fundamental in assessing demand for the Company’s services. If the carrying amounts of the assets exceed the estimated expected undiscounted future cash flows, the Company measures the amount of possible impairment by comparing the carrying amount of the assets to the fair value.

Leases. The Company leases certain equipment and vehicles under lease agreements. The Company evaluates each lease to determine its appropriate classification as an operating or capital lease for financial reporting purposes. Any lease that does not meet the criteria for a capital lease is accounted for as an operating lease. The assets and liabilities under capital leases are recorded at the lower of the present value of the minimum lease payments or the fair market value of the related assets. Assets under capital leases are amortized using the straight-line method over the initial lease term. Amortization of assets under capital leases is included in depreciation expense.

Revenue Recognition. Services are provided under cancelable service contracts. These contracts are either “turnkey” or “term” agreements. Under both types of agreements, the Company recognizes revenues when revenue is realizable and services have been performed. Services are defined as the commencement of data acquisition or processing operations. Revenues are considered realizable when earned according to the terms of the service contracts. Under turnkey agreements, revenue is recognized on a per unit of data acquired rate as services are performed. Under term agreements, revenue is recognized on a per unit of time worked rate as services are performed. In the case of a cancelled service contract, revenue is recognized and the customer is billed for services performed up to the date of cancellation.

The Company receives reimbursements for certain out-of-pocket expenses under the terms of the service contracts. Amounts billed to clients are recorded in revenue at the gross amount, including out-of-pocket expenses that are reimbursed by the client.

In some instances, customers are billed in advance of services performed. In those cases, the Company recognizes the liability as deferred revenue. As services are performed, those deferred revenue amounts are recognized as revenue.

In some instances, the contract contains certain permitting, surveying and drilling costs that are incorporated into the per unit of data acquired rate. In these circumstances, these set up costs that occur prior to initiating revenue recognition are capitalized and amortized as services are provided.

Stock-Based Compensation. The Company measures all employee stock-based compensation awards, which include restricted stock, restricted stock units, stock options and common stock awards, using the fair value method and recognizes compensation cost, net of estimated forfeitures, in its consolidated financial statements. The Company records compensation expense as operating or general and administrative expense as appropriate in the Consolidated Statements of Operations and Comprehensive Loss on a straight-line basis over the vesting period of the related restricted stock awards or stock options.

Foreign Currency Translation. The U.S. Dollar is the reporting currency for all periods presented. The functional currency of the Company’s foreign subsidiaries is generally the local currency. All assets and liabilities denominated in a foreign currency are translated into U.S. Dollars at the exchange rate on the balance sheet date. Income and expenses are translated at the average exchange rate during the period. Equity transactions are translated using historical exchange rates. Adjustments resulting from translation are recorded as a separate component of accumulated other comprehensive loss in the consolidated balance sheets. Foreign currency gains (losses) are included in the Consolidated Statements of Operations and Comprehensive Loss.

Income Taxes. The Company accounts for income taxes by recognizing amounts of taxes payable or refundable for the current year and by using an asset and liability approach in recognizing the amount of deferred tax assets and liabilities for the future tax consequences of events that have been recognized in the Company’s financial statements or tax returns. Management determines deferred taxes by identifying the types and amounts of existing temporary differences, measuring the total deferred tax asset or liability using the applicable tax rate in effect for the year in which those temporary differences are expected to be recovered or settled. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income in the year of an enacted rate change. The deferred tax asset is reduced by a valuation allowance if, based on available evidence, it is more likely than not that some portion or all of the deferred tax asset will not be realized. Management’s methodology for recording income taxes requires judgment regarding assumptions and the use of estimates, including determining the annual effective tax rate and the valuation of deferred tax assets, which can create variances between actual results and estimates and could have a material impact on the Company’s provision or benefit for income taxes. The Company’s effective tax rates differ from the statutory federal rate of 35% for certain items such as state and local taxes, non-deductible expenses, discrete items and expenses related to share-based compensation that were not expected to result in a tax deduction.

Use of Estimates in the Preparation of Financial Statements. Preparation of the accompanying financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Because of the use of assumptions and estimates inherent in the reporting process, actual results could differ from those estimates.

Recently Issued Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2014-09 that introduces a new five-step revenue recognition model in which an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. This ASU also requires disclosures sufficient to enable users to understand the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers, including qualitative and quantitative disclosures about contracts with customers, significant judgments and changes in judgments, and assets recognized from the costs to obtain or fulfill a contract. This standard is effective for fiscal years beginning after December 15, 2016, including interim periods within that reporting period. Early adoption is not permitted. Entities have the option of using either a full retrospective or modified approach to adopt ASU 2014-09. The Company is currently evaluating the new guidance to determine the impact it will have on its consolidated financial statements and the method of adoption.

In August 2014, the FASB issued ASU No. 2014-15, “Presentation of Financial Statements - Going Concern” (Subtopic 205-40). This ASU provides guidance on management’s responsibility to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern and in certain circumstances to provide related footnote disclosures. This ASU is effective for the annual period ending after December 15, 2016, and for annual and interim periods thereafter. Early adoption is permitted. The Company is currently evaluating the new guidance, however does not expect the adoption to have any impact on its consolidated financial statements.

3. SHORT-TERM INVESTMENTS

The Company had short-term investments at December 31, 2014 and September 30, 2014 consisting of certificates of deposit with original maturities greater than three months, but less than a year. Certificates of deposit are limited to one per banking institution and no single investment exceeded the FDIC insurance limit at December 31, 2014 or September 30, 2014.

4. FAIR VALUE OF FINANCIAL INSTRUMENTS

At December 31, 2014 and September 30, 2014, the Company’s financial instruments included cash and cash equivalents, short-term investments in certificates of deposit, trade and other receivables, other current assets, accounts payable, other current liabilities, the Second Term Note, the Third Term Note and the DSS Term Note (each as defined below). Due to the short-term maturities of cash and cash equivalents, trade and other receivables, other current assets, accounts payable and other current liabilities, the carrying amounts approximate fair value at the respective balance sheet dates. The carrying value of the Company’s Second Term Note approximates its fair value due to the fact that the interest is reset each month based on the prevailing market interest rate. The carrying value of the Company’s Third Term Note and DSS Term Note approximate their fair value based on a comparison with the prevailing market interest rate. Due to the short-term maturities of the Company’s investments in certificates of deposit, the carrying amounts approximate fair value at the respective balance sheet dates. The fair values of the Company’s notes payable and investments in certificates of deposit are Level 2 measurements in the fair value hierarchy.

5. DEBT

The Company’s revolving line of credit loan agreement is with Frost Bank. The agreement permits the Company to borrow, repay and reborrow, from time to time until June 2, 2015, up to $20.0 million based on the borrowing base calculation as defined in the agreement. The Company’s obligations under this agreement are secured by a security interest in its accounts receivable, equipment and related collateral. Interest on the facility accrues at an annual rate equal to either the 30-day London Interbank Offered Rate (“LIBOR”), plus two and one-quarter percent, or the Prime Rate, minus three-quarters percent, as the Company directs monthly, subject to an interest rate floor of 4%. Interest on the outstanding amount under the loan agreement is payable monthly. The loan agreement contains customary covenants for credit facilities of this type, including limitations on disposition of assets, mergers and reorganizations. The Company is also obligated to meet certain financial covenants under the loan agreement, including maintaining specified ratios with respect to cash flow coverage, current assets and liabilities and debt to tangible net worth. The Company was in compliance with all covenants including specified ratios as of December 31, 2014 and has the full line of credit available for borrowing. The Company did not utilize the revolving line of credit during the current fiscal year or the fiscal year ended September 30, 2014.

The Company’s credit loan agreement includes a term loan feature under which the Company has two outstanding term loans. In June 2011, the Company entered into the first term loan (“Term Note”). The Term Note was repaid according to its terms on June 30, 2014.

In May 2012, the Company entered into a Multiple Advance Term Note (“Second Term Note”) under its credit loan agreement. Subject to the terms of the Third Term Note described below, the Second Term Note allows the Company to borrow from time to time up to $15.0 million to purchase equipment. The outstanding principal under the Second Term Note is amortized over a period of 36 months. The Second Term Note bears interest at an annual rate equal to either the 30-day LIBOR, plus two and one-quarter percent, or the Prime Rate, minus three-quarters percent, as the Company directs monthly, subject to an interest rate floor of 3.75%, and otherwise has the same terms as the revolving line of credit. In July 2012, the Company borrowed $9,346,000 under the Second Term Note to purchase Geospace Technologies GSR recording equipment. The Second Term Note is collateralized by a security interest in the Company’s accounts receivable, equipment and related collateral and matures with all outstanding balances due on May 2, 2015.

In December 2013, the Company entered into a second Multiple Advance Term Note (“Third Term Note”) under its credit loan agreement. The Third Term Note allows the Company to borrow from time to time up to $10.0 million to purchase equipment. Per the agreement, the Company will be unable to receive an advance for the remainder of the $15.0 million balance of the Second Term Note. The outstanding principal under the Third Term Note is amortized over a period of 36 months. The Third Term Note bears interest at an annual fixed rate equal to 3.16%, and otherwise has the same terms as the revolving line of credit. In December 2013, the Company borrowed the full amount of $10.0 million under the Third Term Note to purchase Geospace Technologies GSX recording equipment. The Third Term Note is collateralized by a security interest in the Company’s accounts receivable, equipment and related collateral and matures with all outstanding balances due on December 2, 2016.

In February 2013, the Company’s subsidiary DSS entered into a promissory note (“DSS Term Note”) with Wells Fargo Equipment Finance Company. DSS obtained $983,000 in financing for the purchase of equipment. The DSS Term Note is repayable over a period of 36 months at $28,980 per month and bears interest at an implied annual fixed rate of 3.84%. The DSS Term Note is collateralized by a security interest in the DSS equipment and matures with all outstanding balances due on February 5, 2016.

During fiscal 2012, the Company began leasing vehicles from Enterprise Fleet Management under capital leases. These capital lease obligations are payable in 36 to 60 monthly installments and mature between December 2014 and November 2017. At December 31, 2014, the Company had leased 112 vehicles under these capital leases.

The Company’s notes payable and obligations under capital leases consist of the following:

	December 31, 2014	September 30, 2014
Second Term Note	$1,435,000	$2,287,000
Third Term Note	6,780,000	7,594,000
DSS Term Note	362,000	483,000
Revolving line of credit	—	—
Obligations under capital leases	1,650,000	1,321,000

	10,227,000	11,685,000
Less current maturities of notes payable and obligations under capital leases	(6,018,000)	(6,752,000)
	$4,209,000	$4,933,000

The aggregate maturities of the notes payable and obligations under capital leases at December 31, 2014 are as follows:

January 2015 — December 2015	$6,018,000
January 2016 — December 2016	3,961,000
January 2017 — December 2017	248,000
$10,227,000

6. COMMITMENTS AND CONTINGENCIES

From time to time, the Company is a party to various legal proceedings arising in the ordinary course of business. Although the Company cannot predict the outcomes of any such legal proceedings, management believes that the resolution of pending legal actions will not have a material adverse effect on the Company’s financial condition, results of operations or liquidity, as the Company believes it is adequately indemnified and insured.

The Company experiences contractual disputes with its clients from time to time regarding the payment of invoices or other matters. While the Company seeks to minimize these disputes and maintain good relations with its clients, the Company has in the past experienced, and may in the future experience, disputes that could affect its revenues and results of operations in any period.

The Company has non-cancelable operating leases for office space in Midland, Houston, Denver, Oklahoma City, Pittsburgh and Calgary, Alberta.

The following table summarizes payments due in specific periods related to the Company’s contractual obligations with initial terms exceeding one year as of December 31, 2014.

	Payments Due by Period (in 000’s)
	Total	Within 1 Year	2-3 Years	4-5 Years	After 5 Years
Operating lease obligations (office space)	$2,287	$931	$962	$299	$95

Some of the Company’s operating leases contain predetermined fixed increases of the minimum rental rate during the initial lease term. For these leases, the Company recognizes the related expense on a straight-line basis and records deferred rent as the difference between the amount charged to expense and the rent paid. Rental expense under the Company’s operating leases with initial terms exceeding one year was $242,000 and $240,000 for the three month periods ended December 31, 2014 and 2013, respectively.

As of December 31, 2014, the Company had unused letters of credit totaling approximately $233,000. The Company’s letters of credit principally back obligations associated with the Company’s self-insured retention on workers’ compensation claims. The Company was no longer self-insured for workers’ compensation claims after October 1, 2011. The unused letters of credit outstanding at December 31, 2014 are associated with workers’ compensation claims outstanding prior to October 1, 2011.

7. NET (LOSS) INCOME PER SHARE ATTRIBUTABLE TO COMMON STOCK

Net (loss) income per share attributable to common stock is calculated using the two-class method. The two-class method is an allocation method of calculating (loss) earnings per share when a company’s capital structure includes participating securities that have rights to undistributed earnings. The Company’s employees and officers that hold unvested restricted stock are entitled to dividends when the Company pays dividends.

The Company’s basic net (loss) income per share attributable to common stock is computed by reducing the Company’s net (loss) income by the net (loss) income allocable to unvested restricted stockholders that have a right to participate in earnings. The Company’s employees and officers that hold unvested restricted stock do not participate in losses because they are not contractually obligated to do so. The undistributed earnings are allocated based on the relative percentage of the weighted average unvested restricted stock awards. The basic net (loss) income per share attributable to common stock is computed by dividing the net (loss) income attributable to common stock by the weighted average shares outstanding. The Company’s dilutive net (loss) income per share attributable to common stock is computed by adjusting basic net (loss) income per share attributable to common stock by diluted (loss) income allocable to unvested restricted stock divided by weighted average diluted shares outstanding. A reconciliation of the basic and diluted loss per share attributable to common stock is as follows:

	Three Months Ended December 31,
	2014	2013
	(in 000’s)
Net loss	$(4,991)	$(2,897)
Income allocable to unvested restricted stock	(8)	—
Basic loss attributable to common stock	$(4,999)	$(2,897)
Reallocation of participating earnings	—	—
Diluted loss attributable to common stock	$(4,999)	$(2,897)

	Three Months Ended December 31,
	2014	2013
	(in 000’s)
Weighted average common shares outstanding:
Basic	7,965,757	7,956,215
Dilutive common stock options and restricted stock units	—	—
Diluted	7,965,757	7,956,215
Basic loss attributable to a share of common stock	$(.63)	$(0.36)
Diluted loss attributable to a share of common stock	$(.63)	$(0.36)

The Company had a net loss in the three months ended December 31, 2014 and 2013. As a result, all stock options and restricted stock units were anti-dilutive and excluded from weighted average shares used in determining the loss attributable to share of common stock for the respective periods.

The following weighted average numbers of certain securities have been excluded from the calculation of diluted loss per share attributable to common stock, as their effect would be anti-dilutive:

	Three Months Ended December 31,
	2014	2013
Stock options	91,150	92,476
Restricted stock units	37,737	8,647
Total	128,887	101,123

Shares of 103,500 unvested restricted stock at December 31, 2014 and 2013 are included in common stock outstanding as such shares have a nonforfeitable right to participate in any dividends that might be declared and have the right to vote.

8. QUARTERLY DIVIDEND

On February 3, 2014, the Company’s Board of Directors approved the commencement of the payment of an $0.08 per share quarterly cash dividend to shareholders, subject to capital availability and a determination that cash dividends continue to be in the best interest of the Company. Quarterly dividends were paid on February 24, 2014, May 30, 2014, August 29, 2014 and December 8, 2014 to shareholders of record at the close of business on February 14, 2014, May 16, 2014, August 15, 2014 and November 24, 2014, respectively, representing an aggregate dividend of approximately $645,000 based on the number of issued and outstanding shares of Common Stock as of the declaration date, or approximately $2,580,000 on an annualized basis.

Following the Merger, the combined Company’s Board of Directors, after consideration of general economic and market conditions affecting the energy industry in general, and the oilfield services business in particular, has determined that the Company will not pay a dividend in respect of the quarters ended December 31, 2014 and March 31, 2015 or for the foreseeable future. Payment of any dividends in the future will be at the discretion of the Company’s Board of Directors and will depend on the Company’s financial condition, results of operations, capital and legal requirements, and other factors deemed relevant by the Board of Directors.

9. SUBSEQUENT EVENTS

Demand Letters and Litigation

On January 7, 2015, Andrew Speese, through his attorney, filed a purported shareholder class action and derivative action relating to the Merger on behalf of himself and Legacy Dawson’s other shareholders in the United States District Court for the Western District of Texas (Midland/Odessa Division), against Legacy Dawson, Legacy Dawson’s directors prior to the Merger, Legacy TGC and Merger Sub. The lawsuit alleges, among other things, that the members of Legacy Dawson’s Board of Directors at the time the action was initiated (the “Legacy Dawson Board”) breached their fiduciary duties in connection with the strategic business combination with Legacy TGC, and that Legacy Dawson’s registration statement dated November 6, 2014, as subsequently amended, and prospectus filed on December 31, 2014 contain material omissions and materially misleading statements. The complaint sought to enjoin Legacy Dawson, Legacy TGC and Merger Sub from taking any actions that would allow the consummation of the proposed strategic business combination contemplated by the merger agreement or, now that the strategic business combination has been consummated, a judgment for damages.

In addition, on January 8, 2015, Legacy Dawson received a letter dated January 7, 2015 from legal counsel for Andrew Speese with respect to the lawsuit described above demanding that the Legacy Dawson Board take legal action to remedy alleged breaches of fiduciary duties in connection with the strategic business combination and to recover damages caused by such alleged breaches. This demand letter was in addition to the letter dated December 18, 2014 that Legacy Dawson received on December 22, 2014 from legal counsel for another purported shareholder demanding that the Legacy Dawson Board take appropriate legal action against the members of the Legacy Dawson Board (the “December Demand Letter”). The December Demand Letter alleges conflicts of interest on the part of certain of Legacy Dawson officers and directors in connection with the Merger, disclosure deficiencies by Legacy Dawson with respect to the Merger and the negotiations leading to the merger agreement and breaches of fiduciary duties by such persons in connection with such matters. The December Demand Letter also demanded that Legacy Dawson make various corrective disclosures concerning the Merger.

The Legacy Dawson Board formed a Special Litigation Committee, which committee is authorized to retain independent legal counsel, to investigate the claims in the demand letters described above and to determine whether any of the derivative claims should be pursued. That committee is continuing to function following the consummation of the Merger.

On March 16, 2015, Andrew Speese, through his attorney, dismissed these claims without prejudice. Accordingly, only the December Demand Letter remains outstanding as of the filing of this report.

Merger

As discussed in Note 1 above, on February 11, 2015, Legacy Dawson completed the merger with Merger Sub, with Legacy Dawson continuing after the Merger as the surviving entity and a wholly-owned subsidiary of Legacy TGC. Immediately prior to the effective time of the Merger, Legacy TGC effected a reverse stock split with respect to its common stock, par value $0.01 per share (“Legacy TGC Common Stock”), on a one-for-three ratio (the “Reverse Stock Split”) to reduce the total number of shares of Legacy TGC Common Stock outstanding from approximately 22,001,125 to approximately 7,333,708. After giving effect to the Reverse Stock Split, at the effective time of the Merger, without any action on the part of any shareholder, each issued and outstanding share of Legacy Dawson’s common stock, par value $0.33-1/3 per share (the “Legacy Dawson Common Stock”), including shares underlying Legacy Dawson’s outstanding equity awards (but excluding any shares of Legacy Dawson Common Stock owned by Legacy TGC, Merger Sub or Legacy Dawson or any wholly-owned subsidiary of Legacy Dawson), were converted into the right to receive 1.760 shares of Legacy TGC Common Stock.